                                                                    EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Registration Statement of Relationserve
Media, Inc. on Form SB-2 of our report dated March 10, 2006 with respect to our audit of the consolidated financial statements and related consolidated financial statement schedules of Relationserve Media, Inc. as of December 31,
2005 and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our
Firm under the heading "Experts" in such Prospectus.

/s/ Marcum & Kliegman
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New York, New York
March 19, 2006